Exhibit 10.1

CONCENTRIX CORPORATION
AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on August 22, 2024)
(Approved by the Stockholders on October 28, 2024)

Table of Contents

SECTION 1. ESTABLISHMENT AND PURPOSE.	1
SECTION 2. DEFINITIONS.	1
(a) “Affiliate”	1
(b) “Award”	1
(c) “Award Agreement”	1
(d) “Board of Directors” or “Board”	1
(e) “Cash-Based Award”	1
(f) “Cause”	1
(g) “Change in Control”	1
(h) “Code”	2
(i) “Committee”	3
(j) “Company”	3
(k) “Consultant”	3
(l) “Disability”	3
(m) “Employee”	3
(n) “Exchange Act”	3
(o) “Exercise Price”	3
(p) “Fair Market Value”	3
(q) “Involuntary Termination”	4
(r) “ISO”	4
(s) “Nonstatutory Option” or “NSO”	4
(t) “Option”	4
(u) “Outside Director”	4
(v) “Parent”	4
(w) “Participant”	4
(x) “Plan”	4
(y) “Purchase Price”	4
(z) “Restricted Share”	4
(aa) “SAR”	4
(bb) “Section 409A”	4
(cc) “Service”	4
(dd) “Share”	5
(ee) “Stock”	5
(ff) “Stock Unit”	5
(gg) “Subsidiary”	5
SECTION 3. ADMINISTRATION.	5
(a) Committee Composition	5
(b) Committee for Non-Officer Grants	5

(c) Committee Procedures	5
(d) Committee Responsibilities	5
(e) No Repricing or Cash Buyouts Without Stockholder Approval	7
SECTION 4. ELIGIBILITY.	7
(a) General Rule	7
(b) Ten-Percent Stockholders	7
(c) Attribution Rules	7
(d) Outstanding Stock	7
(e) Automatic Grants to Outside Directors	7
SECTION 5. STOCK SUBJECT TO PLAN.	8
(a) Basic Limitation	8
(b) Additional Shares	8
(c) Minimum Vesting Period	9
(d) Substitution and Assumption of Awards	9
(e) Effect of Change in Control	9
(f) Fractional Shares	10
SECTION 6. RESTRICTED SHARES.	10
(a) Restricted Share Award Agreement	10
(b) Payment for Awards	10
(c) Vesting	10
(d) Voting and Dividend Rights	10
(e) Restrictions on Transfer of Shares	10
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.	10
(a) Stock Option Award Agreement	10
(b) Number of Shares	11
(c) Exercise Price	11
(d) Withholding Taxes	11
(e) Exercisability and Term	11
(f) Exercise of Options	11
(g) No Rights as a Stockholder	11
(h) Modification, Extension and Renewal of Options	12
(i) Restrictions on Transfer of Shares	12
SECTION 8. PAYMENT FOR SHARES.	12
(a) General Rule	12
(b) Surrender of Stock	12
(c) Services Rendered	12
(d) Cashless Exercise	12
(e) Exercise/Pledge	12
(f) Net Exercise	12

(g) Promissory Note	13
(h) Other Forms of Payment	13
(i) Limitations under Applicable Law	13
SECTION 9. STOCK APPRECIATION RIGHTS.	13
(a) SAR Award Agreement	13
(b) Number of Shares	13
(c) Exercise Price	13
(d) Exercisability and Term	13
(e) Exercise of SARs	13
(f) Modification, Extension or Assumption of SARs	13
(g) Buyout Provisions	14
SECTION 10. STOCK UNITS.	14
(a) Stock Unit Award Agreement	14
(b) Payment for Awards	14
(c) Vesting Conditions	14
(d) Voting and Dividend Rights	14
(e) Form and Time of Settlement of Stock Units	14
(f) Death of Participant	15
(g) Creditors’ Rights	15
SECTION 11. CASH-BASED AWARDS.	15
SECTION 12. ADJUSTMENT OF SHARES.	15
(a) Adjustments	15
(b) Dissolution or Liquidation	15
(c) Reorganizations	15
(d) Reservation of Rights	16
SECTION 13. DEFERRAL OF AWARDS.	16
(a) Committee Powers	16
(b) General Rules	17
SECTION 14. AWARDS UNDER OTHER PLANS.	17
SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.	17
SECTION 16. TAXES.	17
(a) Withholding Taxes	17
(b) Share Withholding	17
(c) Section 409A	18
SECTION 17. LIMITATION ON PARACHUTE PAYMENTS.	18
(a) Scope of Limitation	18
(b) Basic Rule	18

(c) Reduction of Payments	18
(d) Related Corporations	19
SECTION 18. TRANSFERABILITY.	19
SECTION 19. PERFORMANCE BASED AWARDS.	19
SECTION 20. NO EMPLOYMENT RIGHTS.	19
SECTION 21. DURATION AND AMENDMENTS.	19
(a) Term of the Plan	19
(b) Right to Amend the Plan	19
(c) Effect of Termination	19
SECTION 22. AWARDS TO NON-U.S. PARTICIPANTS.	20
SECTION 23. CANCELLATION OR CLAWBACK OF AWARDS.	20
SECTION 24. GOVERNING LAW.	20
SECTION 25. SUCCESSORS AND ASSIGNS.	20
SECTION 26. EXECUTION.	20

CONCENTRIX CORPORATION

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN
SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan, as amended and restated, was adopted by the Board of Directors on August 22, 2024 and shall be effective immediately upon approval by the Company’s stockholders (such effective date, the “Restatement Effective Date”). The Plan was originally adopted by the Board of Directors on November 12, 2020, prior to the spin-off and distribution of Stock to the stockholders of SYNNEX Corporation (now TD SYNNEX Corporation) pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities.

SECTION 2. DEFINITIONS.

(a)    “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)    “Award” shall mean any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c)    “Award Agreement” shall mean the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)    “Board of Directors” or “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e)    “Cash-Based Award” shall mean an Award that entitles the Participant to receive a cash-denominated payment.

(f)    “Cause” shall mean (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and that has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the Board of Directors or the Chief Executive Officer of the Company or (iii) intentional breach of Company confidential information obligations that has an adverse effect on the Company or its affiliates or stockholders. No act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.

(g)    “Change in Control” shall mean the occurrence of any of the following events:
(i)A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:
(A)Had been directors of the Company on the “look-back date” (as defined below) (the”original directors”); or
(B)Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;
(ii)Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding Shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;
(iii)The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or
(iv)The sale, transfer or other disposition of all or substantially all of the Company’s assets.
For purposes of subsection (f)(i) above, the term “look-back” date shall mean the later of (1) the Restatement Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary, (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock, and (3) the Company or any Subsidiary of the Company.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the offering of securities or debt of the Company to the public or on account of any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

(h)    “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(i)    “Committee” shall mean the Compensation Committee or such other committee as may be designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(j)    “Company” shall mean Concentrix Corporation, a Delaware corporation

(k)    “Consultant” shall mean an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(l)    “Disability” shall mean any permanent and total disability as defined by Section 22(e)(3) of the Code.

(m)    “Employee” shall mean any individual who is employed by the Company, a Parent, a Subsidiary or an Affiliate.

(n)    “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)    “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Award Agreement. “Exercise Price” shall mean, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(p)    “Fair Market Value” with respect to a Share, shall mean the market price of one Share, as determined in accordance with the methodology approved by the Committee or, in the absence of such determination, as follows:

(i)If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system, unless such date is not a trading day in which case the Fair Market Value shall be equal to the closing price reported for the trading day immediately preceding such date;

(ii)If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system, unless such date is not a trading day in which case the Fair Market Value shall be equal to the last transaction price quoted for the trading day immediately preceding such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for the trading day immediately preceding such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system; or

(iii)If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

The determination of Fair Market Value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable law and is not required to be consistent with the determination of Fair Market Value for other purposes. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons and shall be consistent with the rules of Section 409A and Section 422 of the Code to the extent applicable.
(q)    “Involuntary Termination” shall mean, without a Participant’s express written consent, (i) a reduction by the Company of the Participant’s base salary or target cash incentive opportunity as in effect immediately prior to such reduction, (ii) the relocation of the Participant’s principal place of employment to a facility or a location more than fifty (50) miles from the Participant’s current location, or (iii) any purported termination of the Participant’s employment by the Company that is not for Cause or by reason of death or Disability.

(r)    “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(s)    “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(t)    “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(u)    “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent, a Subsidiary or an Affiliate.

(v)    “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(w)    “Participant” shall mean a person who holds an Award.

(x)    “Plan” shall mean this Amended and Restated 2020 Stock Incentive Plan of Concentrix Corporation, as amended from time to time.

(y)    “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(z)    “Restricted Share” shall mean a Share subject to restrictions requiring that it be forfeited, redelivered, or offered for sale to the Company if specified vesting conditions are not satisfied

(aa)    “SAR” shall mean a stock appreciation right granted under the Plan.

(bb)    “Section 409A” means Section 409A of the Code.

(cc)    “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(dd)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(ee)    “Stock” shall mean the Common Stock, par value $0.0001, of the Company.

(ff)    “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(gg)    “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a)    Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Nasdaq Stock Market and the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)    Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors or the Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c)    Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)To interpret the Plan and to apply its provisions;

(ii)To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable non-U.S. laws including qualifying for preferred tax treatment under applicable non-U.S. tax laws; (iv) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)To determine when Awards are to be granted under the Plan;

(v)To select the Participants to whom Awards are to be granted;

(vi)To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;
(vii)To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;

(viii)To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix)To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x)To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi)To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii)To require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, the Concentrix Corporation Compensation Clawback Policy, or later pursuant to an amendment of an outstanding Award;

(xiii)To correct any defect or administrative error, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that such member has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

(e)    No Repricing or Cash Buyouts Without Stockholder Approval. Notwithstanding any contrary provision of the Plan, neither the Board nor any Committee, nor their designees, shall have the authority to (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for cash, another Option, SAR or other Award, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 12.

SECTION 4. ELIGIBILITY.

(a)    General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b)    Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c)    Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d)    Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all Stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.

(e)    Automatic Grants to Outside Directors.

(i)On the date of each annual meeting of the Company’s stockholders (or as soon as practicable thereafter), each Outside Director shall receive a grant of whole Restricted Shares or Stock Units equal to the quotient of (x) $175,000 or such other amount as is approved, from time to time, by the Board or Committee as part of the Company’s non-employee director compensation program, divided by (y) the Fair Market Value of a Share as of the grant date. The Restricted Shares or Stock Units granted under this Section 4(e)(i) shall vest on the first anniversary of the date of grant (or, if earlier, the date of the Company’s next annual meeting of stockholders in the year following the date of grant). Notwithstanding the foregoing, each Restricted Share or Stock Unit granted under this Section 4(e)(i) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(ii)A person who is initially elected or appointed to the Board other than on the date of an annual meeting of stockholders and who is an Outside Director at the time of such initial election or appointment shall receive on the date of such initial election or appointment (or as soon as practicable thereafter) a pro-rated grant of whole Restricted Shares or Stock Units, which proration shall reflect such Outside Director’s partial year of service, calculated as the quotient of (x) $175,000 or such other amount as is approved, from time to time, by the Board or Committee as part of the Company’s non-employee director compensation program, divided by (y) the Fair Market Value of a Share as of the grant date multiplied by a fraction, (A) the numerator of which is the number of days from the date of such initial election or appointment through the first anniversary of the date of the preceding annual meeting of stockholders and (B) the denominator of which is three hundred and sixty-five (365). The Restricted Shares or Stock Units granted under this Section 4(e)(ii) shall vest on the first anniversary of the date of grant (or, if earlier, the date of the Company’s next annual meeting of stockholders following the date of grant). Notwithstanding the foregoing, each Restricted Share or Stock Unit granted under this Section 4(e)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(iii)The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any twelve (12)-month period may not exceed $400,000, provided that any Award granted to an Outside Director in lieu of a cash retainer pursuant to Section 14(b) will be excluded from such limit.

(iv)The Board or the Committee may change or otherwise revise the terms of the Awards granted to Outside Directors under this Section 4(e), including, without limitation, the value of the Award, the number of Shares subject thereto, the type of Award to be granted or the grant date of the Award, for Awards granted on or after the date the Board or Committee determines to make any such change or revision.

SECTION 5. STOCK SUBJECT TO PLAN.

(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan, as of the Restatement Effective Date, shall not exceed 3,916,267 Shares (reflecting 916,267 Shares that remained available for grant under the Plan as of August 22, 2024 plus an increase to the total number of shares that may be issued under the Amended and Restated 2020 Plan of 3,000,000 shares), less (y) any shares that were subject to an award granted under the 2020 Plan after August 22, 2024 and prior to the Restatement Effective Date, plus (z) any shares that may subsequently become available for issuance under the Amended and Restated 2020 Plan as described in subsection (b) of this Section 5). Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 500,000 Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(b). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)    Additional Shares. This paragraph (b) applies to all Awards granted under the Plan, including Awards granted prior to the Restatement Effective Date. If Restricted Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited, cancelled or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Only the number of Shares (if any) actually issued in settlement of Awards (and not forfeited) shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Any Shares withheld to satisfy the purchase price or Exercise Price or tax withholding obligation pursuant to any Award shall again become available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited or do not become vested.

(c)    Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) substitute awards under Section 5(d), (ii) Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Outside Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Share limitation set forth in Section 5(a) (subject to adjustment under Section 12); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award or otherwise.

(d)    Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

(e)    Effect of Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 4(e) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i)any and all outstanding Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment as a result of an Involuntary Termination within twenty-four (24) months following consummation of a Change in Control, any Awards so assumed, converted, replaced or continued will become immediately exercisable;
(ii)any restriction imposed on Restricted Shares or Stock Units (other than Performance Based Awards) shall lapse unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment as a result of an Involuntary Termination within twenty-four (24) months following consummation of a Change in Control, the restrictions on any Awards so assumed, converted, replaced or continued shall lapse; and

(iii)performance with respect to the performance objectives set forth in any Performance Based Award will be measured based on actual performance through the date of the Change in Control and target performance for the remainder of the performance period, in each case as determined by the Committee upon the Change in Control and the number of Restricted Shares, Stock Units, cash, or other benefits determined by such performance will remain outstanding thereafter and will vest at the end of the original performance period, subject to the other terms and conditions of the Award Agreement and subsections (i) and (ii) above; provided, however, that in the event of a Participant’s termination of employment as a result of an Involuntary Termination within twenty-four (24) months following consummation of a Change in Control, the restrictions on any Performance Based Awards so assumed, converted, replaced or continued shall lapse.
(f)    Fractional Shares. No fractional Shares shall be issued under or pursuant to the Plan or any Award and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

SECTION 6. RESTRICTED SHARES.

(a)    Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)    Vesting. Subject to Section 5(c), each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the applicable Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)    Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.
(a)    Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.
(c)    Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)    Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or non-U.S. withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)    Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)    Exercise of Options. Subject to Section 5(c), each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)    No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Option until the date of issuance of a stock certificate or other evidence of ownership for such Shares or until the Participant’s ownership of such Shares shall have been entered into the books of the registrar in the case of uncertificated shares. No adjustments shall be made, except as provided in Section 12. For the avoidance of doubt, neither dividends nor dividend equivalents may be payable with respect to Options or SARs prior to the Participant’s ownership of Shares thereunder.

(h)    Modification, Extension and Renewal of Options. Within the limitations of the Plan, including the limitations of Section 3(e), the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair such Participant’s rights or obligations under such Option; provided, however, that an amendment or modification that may cause an ISO to become an NSO, and any amendment or modification that is required to comply with the rules applicable to ISOs, shall not be treated as materially impairing the rights or obligations of the Participant.

(i)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. PAYMENT FOR SHARES.

(a)    General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)    Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or such Participant’s representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)    Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall determine (at the time of the Award) the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)    Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)    Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)    Net Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of an NSO shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Award Agreement.

(g)    Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h)    Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i)    Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a)    SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced    by a SAR Award Agreement between the Participant and the Company. Such SAR shall be    subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)    Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)    Exercisability and Term. Subject to Section 5(c), each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR, provided that the term of the SAR shall in no event exceed ten (10) years from the date of grant. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)    Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after such Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SAR exceeds the Exercise Price.

(f)    Modification, Extension or Assumption of SARs. Within the limitations of the Plan (including but not limited to Section 3(e)), the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares, without stockholder approval. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair such holder’s rights or obligations under such SAR.

(g)    Buyout Provisions. Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a)    Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)    Vesting Conditions. Subject to Section 5(c), each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the applicable Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A to the extent applicable to the Participant.

(e)    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A, to the extent applicable. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.
(f)    Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries, provided such beneficiary or beneficiaries have been designated prior to the Participant’s death in a form acceptable to the Committee. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing such a form with the Company. A beneficiary designation may be changed by filing such a form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g)    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11. CASH-BASED AWARDS.

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a)    Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:
(i)The number of Shares available for future Awards under Section 5;

(ii)The limitations set forth in Sections 5(a);

(iii)The number of Shares covered by each outstanding Award; and
(iv)The Exercise Price under each outstanding Option and SAR and any Purchase Price for other outstanding Awards.

(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)    Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:
(i)The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;
(iii)The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;
(iv)Immediate vesting, exercisability or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or
(v)Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), provided that any such amount may be delayed to the same extent that payment of consideration to the holders of Stock in connection with the merger or reorganization is delayed as a result of escrows, earnouts, holdbacks, or other contingencies;
in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. Any actions hereunder will comply with, or be exempt from, Section 409A to the extent determined by the Committee to be reasonably practicable.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
(d)    Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price or Purchase Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any potential change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 13. DEFERRAL OF AWARDS.
(a)    Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:
(i)Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or
(iii)Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.
(b)    General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, the regulations of any stock exchange on which the Company’s securities may then be listed and any non-U.S. securities, exchange control, or other laws as the Company determines to be applicable, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. TAXES.

(a)    Withholding Taxes. To the extent required by applicable federal, state, local or non-U.S. law, a Participant or such Participant’s successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)    Share Withholding. The Committee may permit a Participant to satisfy all or part of such Participant’s withholding or income tax obligations by having the Company withhold all or a portion of any

Shares that otherwise would be issued to the Participant by surrendering all or a portion of any Shares that such Participant previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to such Participant in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c)    Section 409A. The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A, and neither the Company nor the Committee will have any liability to any Participant for such additional tax or penalty. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. LIMITATION ON PARACHUTE PAYMENTS.

(a)    Scope of Limitation. This Section 17 shall apply to an Award only if the independent auditors most recently selected by the Board or such other independent advisor or consultant selected by the Board or the Committee (the “Advisor”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Section 4999 of the Code) would be greater after the application of this Section 17 than it was before application of this Section 17.

(b)    Basic Rule. In the event that the Advisor determines that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment’) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 17, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(c)    Reduction of Payments. If the Advisor determines that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in such Participant’s sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of such Participant’s election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (if after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 17, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Advisor under this Section 17 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the

Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.
(d)    Related Corporations. For purposes of this Section 17, the term “Company” shall include affiliated corporations to the extent determined by the Advisor in accordance with Section 280G(d)(5) of the Code.

SECTION 18. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company. No Award will be transferred for value.

SECTION 19. PERFORMANCE BASED AWARDS.

The number of Shares, amount of cash or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals (a “Performance Based Award”). The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 20. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Consultant or Outside Director. The Company and its Subsidiaries and Affiliates reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 21. DURATION AND AMENDMENTS.

(a)    Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of the Restatement Effective Date. If the Plan is not approved as set forth in this section, this amendment and restatement of the Plan will not become effective, and any Awards granted under the Plan shall be subject to the terms of the Plan as in effect prior to the amendment and restatement. The Board of Directors may suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved by the stockholders of the Company.
(b)    Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with the consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)    Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 22. AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, currency or tax policy or custom. The Committee also may impose conditions on the exercise, vesting or settlement of Awards to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 23. CANCELLATION OR CLAWBACK OF AWARDS.

The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any other regulatory regimes, to the extent applicable. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, including the Concentrix Corporation Compensation Clawback Policy, pursuant to which the Committee may, to the extent permitted by applicable law and stock exchange rules or the applicable Company arrangement or policy, and shall, to the extent required thereunder, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

SECTION 24. GOVERNING LAW.

The Plan and each Award Agreement and all disputes or controversies arising out of or relating to thereto shall be governed by, and construed in accordance with, the internal laws of Delaware as to matters within the scope thereof, and as to all other matters, the internal laws of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of any state.

SECTION 25. SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

SECTION 26. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

CONCENTRIX CORPORATION

By:	/s/ Jane C. Fogarty
Name:	Jane C. Fogarty
Title:	Executive Vice President, Legal